UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 31, 2010, Robert E. Mulholland, a member of the Board of Directors (the “Board”) of Cinedigm Digital Cinema Corp. (the “Company”), notified the Company that he will resign from the Board effective March 31, 2010 in order to pursue other personal obligations.

(d)           On March 31, 2010, the Board elected Martin B. O’Connor II to fill the vacancy created by Mr. Mulholland’s resignation effective March 31, 2010. Mr. O’Connor will serve on the Compensation Committee of the Board.  In connection with his service on the Board, Mr. O’Connor will be entitled to receive retainer fees and awards to which all non-employee directors are entitled.

In January 2009, Green Barn Advisors, LLC, of which Mr. O’Connor is Managing Partner, received 129,871 shares of the Company’s Class A Common Stock as a finder’s fee in connection with a private placement of the Company’s Series A Preferred Stock.  The approximate value of this transaction was $100,000, and the approximate value of Mr. O’Connor’s interest was $50,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 31, 2010.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  April 1, 2010

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2010.